EXHIBIT A
                       CSW Energy, Inc.
                        Balance Sheet
                      December 31, 1995
                         (Unaudited)
                          ($000's)


ASSETS                                          12/31/95

CURRENT ASSETS
        Accounts Receivable                   $   1,938
        Other Current Assets                      3,359
                                                  5,297

NONCURRENT ASSETS
        Equity Investments                      161,881
        Notes Receivable                          9,709
        Deferred Charges and Other                7,749
                                                179,339

TOTAL                                         $ 184,636


LIABILITIES AND EQUITY

LIABILITIES
        Accounts Payable and Other            $   3,294
        Borrowings from CSW Corp.                65,532
        Other Liabilities                         5,091
        Accumulated Deferred Income Taxes        36,774
                                                110,691

EQUITY
        Common Stock                                  1
        Paid in Capital                          69,625
        Retained Earnings                         4,319
                                                 73,945

TOTAL                                         $ 184,636